Exhibit 99.1

Semler Reports 2015 Annual and Fourth Quarter Financial Results

Year Over Year Revenue Growth of 93%; Quarterly Sequential Growth of 88%

PORTLAND, Ore. – February 19, 2016 – Semler Scientific, Inc. (Nasdaq: SMLR; “Semler”), an emerging growth company providing technology solutions to improve the clinical effectiveness and efficiency of healthcare insurers and physician groups, today reported financial results for the fourth quarter and year ended December 31, 2015.

“Semler reported outstanding year over year revenue growth of 93% and sequential quarter over quarter revenue growth of 88%, albeit with a net loss and low cash position,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “At the end of 2015, we implemented additional steps to further reduce our future fixed operating expenses and in early 2016, we issued promissory notes to obtain additional capital of $1,500,000,” he added. “The combination of reasonably priced capital, expense reduction and continued annual revenue growth of our QuantaFlo™ business are intended to help Semler achieve profitability and cash flow from operations as soon as possible with minimal shareholder dilution,” he concluded.

FINANCIAL RESULTS

Of note, WellChec™, Semler’s new multi-test service offering saw increased customer contracts, both initiated and fulfilled, in the fourth quarter of 2015. It was responsible for substantial revenue growth and associated start-up costs, which impact comparisons of both cost of revenue and operating expense from corresponding periods as such service was not offered in the prior year period.

In the three months ended December 31, 2015, compared to the corresponding period of 2014, Semler had:

•	Revenue of $2,934,000, an increase of $1,879,000, compared to $1,055,000
•	Cost of revenue of $1,960,000, an increase of $1,772,000, from $188,000
•	Total operating expense, which includes cost of revenue, of $7,140,000, an increase of $4,908,000 compared to $2,232,000
•	Net loss of $4,208,000, or $0.84 per share, an increase of $3,008,000, compared to a net loss of $1,200,000, or $0.25 per share

In the year ended December 31, 2015, compared to the corresponding period of 2014, Semler had:

•	Revenue of $7,001,000, an increase of $3,366,000, compared to $3,635,000
•	Cost of revenue of $2,847,000, an increase of $2,155,000, compared to $692,000
•	Total operating expense, which includes cost of revenue, of $15,420,000, an increase of $7,444,000, compared to $7,976,000

•	Net loss of $8,501,000, or $1.72 per share, an increase of $3,986,000, compared to a net loss of $4,515,000, or $1.10 per share
•	Stock compensation expense of $2,605,000 was responsible for $0.53 per share, or 86% of the year over year increase in net loss per share
•	During 2015, we issued and sold an aggregate of 400,500 shares of our common stock for an aggregate cash purchase price of $1,374,000

In the three months ended December 31, 2015, compared to the three months ended September 30, 2015, Semler had:

•	Revenue of $2,934,000, an increase of $1,372,000, compared to $1,562,000
•	Cost of revenue of $1,960,000, an increase of $1,575,000 from $385,000
•	Total operating expense, which includes cost of revenue, of $7,140,000, an increase of $4,027,000, compared to $3,113,000
•	Net loss of $4,208,000, or $0.84 per share, an increase of $2,628,000, compared to a net loss of $1,580,000, or $0.32 per share
•	Cash of $405,000, a decrease of $1,520,000, compared to $1,925,000

As noted above, in 2016 Semler issued promissory notes to obtain $1,500,000 of additional capital.

2015 Highlights

In 2015, Semler achieved its major goal of revenue expansion. Other highlights included:

•	The launch of QuantaFlo™, the next generation product for testing for vascular disease. Semler believes that customers are attracted to its enhanced performance features, capabilities and expanded marketing labeling.

•	The launch of WellChec™, Semler’s new multi-test service offering.

•	Expansion of Semler’s established base of clients among the 25 largest health insurance companies in the country.

•	At year end, reductions in operating expense were put in place in order to help drive towards the goal of profitability and positive cash flow from operations as soon as practicable.

In 2016, revenue from QuantaFlo™ is expected to continue to grow on a quarterly basis due to number of installations, average pricing and the recurring revenue business model. Semler also plans to limit WellChec™ business until later in the year, which should lessen current operating expenses and improve cash flow until that time. Because Semler does not give financial guidance, the magnitude of these changes and progress towards such an operating plan will be reported during the quarterly earnings releases.

“We have enhanced the rate of our revenue trajectory largely as a result of the investment made to create and launch our WellChec™ service,” said Dr. Murphy-Chutorian. “We have furthered our goal to aid physicians and insurance plans to evaluate their patients earlier and more comprehensibly, which may in turn lead to more disease prevention and lower healthcare costs,” he added.

Notice of Conference Call

Semler will host a conference call at 11 a.m. EST, Friday, February 19, 2016. The call will address year-end and fourth quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing (877) 359-9508 for domestic callers and (224) 357-2393 for international callers. Please specify to the operator that you would like to join the “Semler Fourth Quarter and Full Year 2015 Financial Results Call, conference ID#: 34803424” The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	For the three months ended December 31		For the year ended December 31
	(Unaudited)		(Audited)
	2015	2014	2015	2014

Revenue	$2,934	1,055	$7,001	3,635

Operating expenses:
Cost of revenue	1,960	188	2,847	692
Engineering and product development	453	207	1,436	1,113
Sales and marketing	2,458	1,209	6,266	3,723
General and administrative	2,269	627	4,871	2,448

Total operating expenses	7,140	2,231	15,420	7,976

Loss from operations	(4,206)	(1,176)	(8,419)	(4,341)

Other expense:	(2)	(24)	(82)	(174)

Net loss	$(4,208)	$(1,200)	$(8,501)	$(4,515)

Net loss per share, basic and diluted	$(0.84)	$(0.25)	$(1.72)	$(1.10)

Weighted average number of shares used in computing basic and diluted loss per share	4,986,645	4,711,894	4,928,881	4,105,754

Semler Scientific, Inc.

Condensed Balance Sheet

(In thousands of U.S. Dollars)

	As of December 31, (Audited)
	2015	2014

Cash and restricted cash	$405	$6,256
Other current assets	1,347	490
Noncurrent assets	1,327	754
Total assets	3,079	7,500

Current liabilities	4,108	4,064
Non-current liabilities	43	-
Stockholders' (deficit) equity	(1,072)	3,436
Total liabilities and stockholders' equity	$3,079	$7,500

About Semler Scientific, Inc.:

Semler Scientific, Inc., is an emerging growth company providing technology solutions to improve the clinical effectiveness and efficiency of healthcare insurers and physician groups. Our mission is to develop, manufacture and market innovative proprietary products and services that assist our customers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015. In April 2015, we launched our multi-test service offering, WellChec™, to more comprehensively evaluate patients for chronic disease. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding achieving profitability and cash flow from operations, as well the effects of Semler Scientific’s products and services on prevention and healthcare costs. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its vascular disease testing products or adopt WellChec™, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

####